EXHIBIT 1.1
Leap Wireless International, Inc.
Common Stock, par value $0.0001
Registration Agreement Relating to a Forward Sale Transaction
in the above-referenced securities
August __, 2006
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
     As Representatives of the Underwriters
     Listed on Schedule I
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004
Ladies and Gentlemen:
     Leap Wireless International, Inc., a Delaware corporation (the “Company”), Goldman Sachs Financial Markets, L.P. (“GSFM”), an affiliate of Goldman, Sachs & Co. (“Goldman Sachs”) and Citibank, N.A. (“Citibank” and together with GSFM, the “Forward Counterparties”), an affiliate of Citigroup Global Markets, Inc. (“Citi”), at the Company’s request in connection with the forward sale agreement, dated the date hereof between the Company and GSFM in the form of Annex I-A hereto (the “GSFM Forward Sale Agreement”) and the forward sale agreement, dated the date hereof between the Company and Citibank in the form of Annex I-B hereto (the “Citibank Forward Sale Agreement” and together with the GSFM Forward Sale Agreement, the “Forward Sale Agreements”), relating to the forward sale by the Company of a number of shares of Common Stock, par value $0.0001 per share (the “Stock”) of the Company equal to the number of shares of Stock to be borrowed and sold by the Forward Counterparties, or any affiliates of the Forward Counterparties acting on their behalf, pursuant to this Agreement confirm their respective agreements with Goldman Sachs, Citi and each of the other underwriters named in Schedule I hereto (collectively, the “Underwriters”) for whom Goldman Sachs and Citi are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Forward Counterparties, or an affiliate of such Forward Counterparty acting on behalf of such Forward Counterparty (and to the extent the Company is required to issue and sell shares of Stock to the Underwriters pursuant to Section 13(a) hereof, the Company), in each case acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Stock set forth in Schedule I and Schedule II (the “Firm Shares”) and (ii) the grant by the Forward Counterparties, or an affiliate of such Forward Counterparty acting on behalf of such Forward Counterparty (and to the extent the Company is required to issue and sell shares of Stock to the Underwriters pursuant to Section 13(b) hereof, the Company), in each case acting severally and not jointly, of the option described in Section 3(b) hereof to purchase all or any part of 840,000 shares of Stock to cover over-allotments, if any (the “Optional Shares”). The Firm Shares and the Optional Shares are herein collectively called the “Shares”. The Shares to be borrowed and sold by the Forward Counterparties or its respective affiliates to the Underwriters are referred to as the “Borrowed Shares”.
     1. The Company represents and warrants to, and agrees with, each Underwriter and each Forward Counterparty, or an affiliate of such Forward Counterparty acting on behalf of such Forward Counterparty in connection with the transactions contemplated herein, that as of the date hereof and as of each Time of Delivery (as defined below):
     (a) A registration statement on Form S-1 (File No. 333-134103), as amended by Amendment No. 1 to such registration statement dated August 8, 2006 and Amendment No. 2 to such registration statement dated August 11, 2006 (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives for each of the Underwriters, excluding exhibits thereto, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act and the Issuer Free Writing Prospectus listed on Schedule III, each in the form heretofore delivered to the Representatives for each of the Underwriters); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the best of the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto, each as amended at the time such part of the Initial Registration Statement became effective, and including the information (if any) deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A under the Act are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus”, as defined in Rule 433 under the Act, relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”;

     (b) The Company satisfies the eligibility requirements to conduct a primary offering of Shares on Form S-3;
     (c) For the purposes of this Agreement, the “Applicable Time” is ___:___ ___m (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph (c) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;
     (d) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;
     (e) The Registration Statement conforms and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date and the Applicable Time as to each part of the Registration Statement, and as of the applicable filing date, the Applicable Time and any Time of Delivery as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

     (f) Neither the Company nor any of its Subsidiaries (“Subsidiary” of any person or entity means any corporation, partnership, limited liability company or other business entity of which shares of securities or other ownership interests having ordinary voting power for the election of a majority of the directors, managers or other members of its governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such person or entity) has sustained since the date of the latest audited financial statements included in the Pricing Prospectus and Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and Prospectus, there has not been any change in the capital stock or long term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus and Prospectus and otherwise than as a result of the issuance of Stock upon the exercise of outstanding warrants, or pursuant to an employee stock purchase plan, or upon the exercise of stock options or the award of restricted stock or deferred stock units, in each case in the ordinary course of business pursuant to the Company’s stock option and stock incentive plans as described in the Pricing Prospectus and Prospectus;
     (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus;
     (h) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus and the shares of issued and outstanding Stock, including the Borrowed Shares, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of Stock, including the Borrowed Shares, was issued in violation of preemptive rights or similar rights of any securityholder of the Company;
     (i) The Shares (if any) to be purchased by the Forward Counterparties from the Company pursuant to the Forward Sale Agreements, whether due to physical settlement, net stock settlement or as a result of acceleration of any Forward Sale Agreement or otherwise, have been duly and validly authorized and reserved for issuance and, when issued and delivered to the Forward Counterparties pursuant to the Forward Sale Agreements against payment therefor of the consideration set forth in such Forward Sale Agreement, will be validly issued, fully paid and non-assessable; if the Company issues and sells shares of Stock to the Underwriters pursuant to Section 13 hereof, the Shares to be purchased by the Underwriters, when issued and delivered pursuant to this Agreement against payment therefor as provided herein, will have been duly authorized for issuance, will be validly issued, fully paid and non-assessable and the issuance of such Shares is not subject to preemptive or other similar rights of any securityholder of the Company;
     (j) This Agreement has been duly authorized, executed and delivered by the Company;
     (k) Each of the Forward Sale Agreements has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law);
     (l) The compliance by the Company with this Agreement, each Forward Sale Agreement, and the consummation of the transactions contemplated herein and therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, affect the ability of the Company to consummate the transactions herein contemplated or have a material adverse effect on the general affairs, management, current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated By-laws of the Company, nor (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or the Forward Sale Agreements, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and such consents, approvals, authorizations, registrations or qualifications that would not, individually or in the aggregate, affect the ability of the Company to consummate the transactions herein contemplated or have a material adverse effect on the general affairs, management, current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole;

     (m) Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company, any of its Subsidiaries or, to the best of the Company’s knowledge, Alaska Native Broadband 1 License LLC (“Alaska Native”) or LCW Wireless, LLC (together with Alaska Native, the “Designated Entities”) is a party or of which any property of the Company, any of its Subsidiaries or, to the best of the Company’s knowledge, any Designated Entity is the subject, which, if determined adversely to the Company, any of its Subsidiaries or any Designated Entity, would individually or in the aggregate have a material adverse effect on the general affairs, management, current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
     (n) Neither the Company nor any of its Subsidiaries is (i) in violation of its Amended and Restated Certificate of Incorporation or Amended and Restated By-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of (ii) above, for such defaults as would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole;
     (o) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders”, insofar as they purport to describe the provisions of the laws and documents referred to therein, and under the caption “Underwriting”, insofar as they purport to describe the provisions of this Agreement and the Forward Sale Agreements, are accurate, complete and fair in all material respects;
     (p) The agreements filed as exhibits to the Company’s most recent annual report on Form 10-K for the year ended December 31, 2005 and the Company’s quarterly reports for the quarters ended March 31, 2006 and June 30, 2006, together with any additional agreements listed on Schedule VI hereto, constitute all agreements that are required to be filed pursuant to Item 601 of Regulation S-K under the Securities Act if the Company were filing an annual report on Form 10-K on the date hereof;
     (q) The Company is not and, after giving effect to the transactions contemplated by the Forward Sale Agreements, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

     (r) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its Subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;
     (s) The Company and its Subsidiaries and their respective officers and directors are in compliance with Section 402 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the applicable rules and regulations of the Commission promulgated thereunder) related to loans, and the Company has filed the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act;
     (t) Except as otherwise disclosed in the Pricing Prospectus and the Prospectus, the Company and its Subsidiaries maintain a system of internal accounting controls that is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
     (u) Except as otherwise disclosed in the Pricing Prospectus and the Prospectus: the Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Securities Exchange Act of 1934, as amended, the “Exchange Act”); such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the principal executive officer and principal financial officer of the Company by others within those entities, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in the Company’s internal control over financial reporting or in other factors that could significantly adversely affect the Company’s internal control over financial reporting;
     (v) The Company, each Subsidiary and, to the best of the Company’s knowledge, each Designated Entity possess such valid and current licenses and authorizations issued by the Federal Communications Commission (the “FCC”) necessary to conduct their respective businesses as currently conducted, and none of the Company, any Subsidiary or, to the best of the Company’s knowledge, any Designated Entity has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license or authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the general affairs, management, current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole;
     (w) The business of the Company and its Subsidiaries, as described in the Pricing Prospectus and the Prospectus, is being conducted in compliance with applicable requirements under the Federal Communications Act of 1934, as amended, the Telecommunications Act of 1996 and the regulations issued thereunder, all relevant rules, regulations and published policies of the FCC and any applicable state telecommunications laws and regulations of a state public service commission or similar state governmental authority (“State PUC”) (collectively, the “Telecommunications Laws”), except as would not have a material adverse effect on the general affairs, management, current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole. All licenses and authorizations issued by the FCC required for the operations of the Company, its Subsidiaries and, to the best of the Company’s knowledge, the Designated Entities as currently conducted as described in the Pricing Prospectus and Prospectus are in full force and effect. There are no pending modifications or amendments to any licenses issued by the FCC to the Company or any of its Subsidiaries (the “FCC Licenses”), or, to the best of the Company’s knowledge, to any licenses issued by the FCC to any Designated Entity (the “DE Licenses”), or any revocation proceedings pending with respect to any of such FCC Licenses, or, to the best of the Company’s knowledge, to any of such DE Licenses, in each case, which, if implemented or adversely decided, would have a material adverse effect on the general affairs, management, current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole. No event has occurred with respect to such FCC Licenses, or to the best of the Company’s knowledge, to such DE Licenses, which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation of any of the FCC Licenses or the DE Licenses, respectively, other than the expiration of such FCC Licenses or such DE Licenses, respectively, in accordance with their terms. There is no condition, event or occurrence existing, nor, to the best of the Company’s knowledge, is there any proceeding being conducted or threatened by any governmental authority, which would reasonably be expected to cause the termination, suspension, cancellation, or nonrenewal of any of the FCC Licenses, or, to the best of the Company’s knowledge, the DE Licenses, or the imposition of any penalty or fine by any regulatory body with respect to any of the FCC Licenses, or, to the best of the Company’s knowledge, the DE Licenses, or the Company or its Subsidiaries, in each case which would have a material adverse effect on the general affairs, management, current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole;

     (x) Except for registration rights described in the Pricing Prospectus, which have been duly and irrevocably waived with respect to the Registration Statement if applicable thereto, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act;
     (y) All stock options granted under the Company’s 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the “Stock Plan”) have been granted in compliance with, in all material respects, the terms of applicable law and the Stock Plan and have (or with respect to any such options which have been exercised as of the date of this Agreement, had) a per-share exercise price that is (or with respect to any such options which have been exercised as of the date of this Agreement, was) at least equal to the fair market value of a share of Company common stock as of the date the option was granted. The Company has not received any notice or inquiry from any court or governmental agency or body regarding the commencement of any proceeding or investigation regarding stock option dating practices, and no such proceeding or investigation is pending or, to the best of the Company’s knowledge, threatened.
(z) (i) No consent, approval, authorization, order or waiver of, or filing with, the FCC or any State PUC is required under the Telecommunications Laws to be obtained or made by the Company for the issuance and sale of the Shares or the execution, delivery and performance of this Agreement and the Forward Sale Agreements (collectively, the “Transaction Documents”), including without limitation, the consummation of the settlement (whether by physical settlement, cash settlement, or net stock settlement or otherwise) as described therein;
     (ii) The execution, delivery and performance of the Transaction Documents and the issuance and sale of any Shares by the Company, and the performance by the Company of the Transaction Documents in accordance with their terms, do not and will not violate any of the terms or provisions of, or constitute a default under, any of the Telecommunications Laws;
     (iii) The Company and its Subsidiaries each have filed with the FCC and any State PUC having jurisdiction all necessary reports, documents, instruments, information and applications required to be filed pursuant to the Telecommunications Laws, except as would not have a material adverse effect on the general affairs, management, current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole;
     (iv) The Company and each of its Subsidiaries are legally qualified to hold the FCC Licenses held by such entities; and

     (v) There is no (a) outstanding decree, decision, judgment, or order that has been issued by the FCC or by any State PUC against the Company or any of its Subsidiaries, or to the best of the Company’s knowledge, any Designated Entity, or with respect to the FCC Licenses, or (b) notice of violation, order to show cause, complaint, investigation or other administrative or judicial proceeding pending or, to best of the Company’s knowledge, threatened by or before the FCC or any State PUC against the Company, any of its Subsidiaries, the FCC Licenses or, to the best of the Company’s knowledge, any Designated Entity, that, assuming an unfavorable decision, ruling or finding, in the case of both (a) or (b) above, would have a material adverse effect on the general affairs, management, current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole.
     2. Each Forward Counterparty severally represents and warrants to each Underwriter and the Company as of the date hereof and as of each Time of Delivery (as defined below) and agrees with each Underwriter and the Company, as follows:
     (a) This Agreement has been duly authorized, executed and delivered by such Forward Counterparty and, at each Time of Delivery, such Forward Counterparty will have the full right, power and authority to sell, transfer and deliver the Borrowed Shares.
     3. (a) (i) Subject to the terms and conditions herein set forth, each Forward Counterparty, or an affiliate of such Forward Counterparty acting on behalf of such Forward Counterparty (or to the extent the Company is required to issue and sell any Firm Shares (as defined below) to the Underwriters pursuant to Section 13(a), the Company), severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase at the price per Share set forth on Schedule IV from each Forward Counterparty or its affiliate a number of Shares equal to such Underwriter’s pro rata share of the Borrowed Firm Shares (as defined below) with respect to such Forward Counterparty (and from the Company a number of Shares equal to such Underwriter’s pro rata share of the number of Shares the Company is required to issue and sell pursuant to Section 13(a)), plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to the extent required to eliminate any sales or purchases of fractional shares.
     (ii) On or prior to the Time of Delivery (as defined below) of the Borrowed Firm Shares, each Forward Counterparty shall designate a number of shares of Stock, up to the number set forth on Schedule II opposite the name of such Forward Counterparty under the column entitled “Maximum Number of Firm Shares to be Sold”, to be borrowed and sold by it pursuant to this Section 3(a). Such number shall be (1) in the event that the Company does not meet all of the conditions to effectiveness set forth in clauses (i) through (iii) of the Conditions to Effectiveness in the relevant Forward Sale Agreement on or prior to the Time of Delivery, a number of shares of Stock which the Forward Counterparty has determined in its sole discretion to waive such conditions to effectiveness or (2) in all other cases, the number of shares of Stock which the Forward Counterparty has determined in its commercially reasonable judgment that it is able to borrow and deliver for sale under this Section 3(a) at a stock loan cost of not more than 100 basis points per annum with respect to such shares (in each case, the “Borrowed Firm Shares” with respect to such Forward Counterparty).
     (iii) If pursuant to Section 3(a)(ii), either of the Forward Counterparties does not borrow and deliver for sale the number of Borrowed Shares set forth in Schedule II opposite the name of such Forward Counterparty under the column entitled “Maximum Number of Firm Shares to be Sold” in accordance with the terms of the respective Forward Sale Agreement, such Forward Counterparty will notify the Company and the other Forward Counterparty as promptly as reasonably practicable and in any event no later than the Time of Delivery of the Firm Shares.
     (b) (i) In addition, subject to the terms and conditions herein set forth, each of the Forward Counterparties, or an affiliate of such Forward Counterparty acting on behalf of such Forward Counterparty (and to the extent the Company is required to issue and sell Optional Shares to the Underwriters pursuant to Section 13(b), the Company) hereby grants an option to each of the Underwriters, severally and not jointly, to purchase additional shares of Stock at the price per Share set forth on Schedule IV in an amount equal to such Underwriter’s pro rata share of the Borrowed Optional Shares (as defined below) with respect to such Forward Counterparty or affiliate (or, in the case of the Company, such Underwriter’s pro rata share of the number of shares of Stock the Company is required to issue and sell pursuant to Section 13(b)). The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part at any one time prior to the expiration thereof only for the purpose of covering over-allotments, which may be made in connection with the offering and distribution of the Shares upon notice by the Representatives to the Company and the Forward Counterparties setting forth the number of Optional Shares as to which the several Underwriters are then exercising the option and the Time of Delivery for such Optional Shares, but in no event shall the Time of Delivery be earlier than two or later than ten business days after the date of such notice. If the option pursuant to the first sentence of this Section 3(b) is exercised as to all or any portion of the Optional Shares, each of the Underwriters, acting severally and not jointly, will purchase from each Forward Counterparty, or an affiliate of such Forward Counterparty acting on behalf of such Forward Counterparty, and the Company, in the same relative proportions as to which such Forward Counterparty or affiliate or the Company has granted such option, such Underwriter’s pro rata share of the number of Optional Shares as to which such option has been exercised.
     (ii) On or prior to the Time of Delivery (as defined below) for the Optional Shares, each Forward Counterparty shall designate a number of Shares, up to the number set forth on Schedule II opposite the name of such Forward Counterparty under the column entitled “Number of Optional Shares to be Sold if Maximum Option Exercised” multiplied by the portion of the option pursuant to Section 3(b) that has been exercised, to be borrowed and sold by it pursuant to this Section 3(b). Such number shall be (1) in the event that the Company does not meet all of the conditions to effectiveness set forth in clauses (i) through (iii) of the Conditions to Effectiveness in the relevant Forward Sale Agreement on or prior to the Time of Delivery, a number of Shares which the Forward Counterparty has determined in its sole discretion to waive such conditions to effectiveness or (2) in all other cases, the number of Shares which the Forward Counterparty has determined in its commercially reasonable judgment that it is able to borrow and deliver for sale under this Section 3(b) at a stock loan cost of not more than 100 basis points per annum with respect to such shares (in each case, the “Borrowed Optional Shares” with respect to such Forward Counterparty).
     (c) Unless extended pursuant to Section 13(b), the Underwriters anticipate that the time and date of delivery of the Firm Shares to purchasers thereof will be 10:00 a.m., New York City time, on August [ ], 2006 or such other time and date as the Representatives and the Company may reasonably agree in writing. In the event any or all of the Optional Shares are purchased by the Underwriters, the time and date of delivery of such Optional Shares shall be as specified in the notice from the Representatives to the Company and the Forward Counterparties. Such time and date for delivery of the Firm Shares or Optional Shares, as applicable, is herein called the “Time of Delivery”. Payment shall be made to the Forward Counterparties (or in the event the Company issues and sells shares of Stock to the Underwriters pursuant to Section 13 hereof, the Company) by wire transfer of immediately available funds to bank accounts designated by the Forward Counterparties (or the Company) against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Optional Shares, if any, which it has agreed to purchase. Goldman Sachs, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Optional Shares, if any, to be purchased by any Underwriter whose funds have not been received by the relevant Time of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) The Underwriters will sell the Firm Shares upon the terms and conditions set forth in the Prospectus at an initial price to the public of $[     ], and will receive an underwriting discount of $[     ] per share.
     4. The Company agrees with each of the Underwriters:
     (a) To prepare the Prospectus in a form approved by the Representatives and to file the Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the next business day following the date of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or the Prospectus after the date of this Agreement and prior to the completion of the sale of the Shares as contemplated by the Prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) (the “Delivery Period”), if any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of the Company, the Representatives, the Forward Counterparties, and counsel for the Company and counsel for the Underwriters, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, as mutually determined by the Company, the Representatives and such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Act or regulations thereunder, the Company will promptly notify the Underwriters and prepare and file with the Commission, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request; during the Delivery Period, to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or, to the best of the Company’s knowledge, threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;
     (b) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Shares for offering and sale under the securities laws of such U.S. jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation for doing business in any jurisdiction;
     (c) Prior to 1:00 P.M., New York City time, on the New York business day next succeeding the date of this Agreement, and, from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request;
     (d) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
     (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of this Agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, any Stock, any securities of the Company that are substantially similar to the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, (in each case other than pursuant to the Company’s employee stock purchase plan or employee stock option, restricted stock and deferred stock unit plans (as such plans may be amended from time to time in accordance with the terms thereof) existing on, or upon the exercise of any stock option or warrants or the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), or engage in any hedging or other transaction that transfers to another any of the economic consequences of ownership of the Stock, in each case, without the prior written consent of the Representatives or as contemplated by the Forward Sale Agreements or this Agreement;
     (f) If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M. Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;
     (g) During a period of two years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and has filed such reports or statements with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), the Company is not required to furnish such reports or statements to the Underwriters.
     5. (a) The Company represents, warrants and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents, warrants and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III hereto;
     (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;
     (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by either of them, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.
     6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Representatives and dealers and the Nasdaq National Market; (ii) the cost of printing or producing this Agreement, the Forward Sale Agreements, any Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering and sale of the Shares pursuant to the Prospectus and any delivery of the Shares under the Forward Sale Agreements; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(b) hereof, including the reasonable fees and disbursements of counsel for the Representatives in connection with such qualification and in connection with the Blue Sky survey(s); (iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required reviews by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (v) the cost and charges of any transfer agent or registrar or dividend disbursing agent; and (vi) all other reasonable costs and expenses incident to the performance of its obligations hereunder and under the Forward Sale Agreements which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, the Forward Sale Agreements and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
     7. The obligations of the Underwriters under this Agreement, as to the Shares to be delivered at each Time of Delivery, shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the best of the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the best of the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;
     (b) Shearman & Sterling LLP, counsel for the Underwriters, shall have furnished to the Representatives and Forward Counterparties such written opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), addressed to the Underwriters and dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Latham & Watkins LLP, counsel for the Company, shall have furnished to the Representatives and Forward Counterparties their written opinion or opinions (a draft of each such opinion is attached as Annex II(b) hereto), addressed to the Underwriters and dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:
     (i) The Company is a corporation duly incorporated under the general corporation laws under the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus; based on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware;
     (ii) The authorized capital stock of the Company conforms as to legal matters to the description thereof under the caption “Description of Capital Stock” contained in the Pricing Prospectus and the Prospectus. All of the issued and outstanding shares of common stock of the Company have been duly authorized by all necessary corporate action of the Company and validly issued, are fully-paid and non-assessable and are free of preemptive rights arising from the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company (collectively, the “Governing Documents”); the Shares, if any, to be purchased by the Forward Counterparties from the Company pursuant to the Forward Sale Agreements have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by the Forward Counterparties in accordance with the terms of the relevant Forward Sale Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents;

     (iii) The Shares, if any, to be purchased by the Underwriters from the Company have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents;
     (iv) To the best of our knowledge, based solely on oral or written statements and representations of officers of the Company, including the representations and warranties of the Company in the Registration Agreement, and docket searches in those jurisdictions listed on a schedule to be attached to counsel’s opinion, there are no actions, suits or proceedings pending against the Company before any court or governmental agency which are required to be disclosed in the Pricing Prospectus or the Prospectus pursuant to Item 103 of Regulation S-K under the Act, other than those disclosed therein;
     (v) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company;
     (vi) The execution, delivery and performance of each of the Forward Sale Agreements have been duly authorized by all necessary corporate action of the Company, and each of the Forward Sale Agreements have been duly, executed and delivered by the Company;
     (vii) Each of the Forward Sale Agreements constitutes a legally valid and binding obligation of the Company, enforceable in accordance with its terms;
     (viii) The execution and delivery of this Agreement and the Forward Sale Agreements, and the issuance and sale of the Shares, if any, by the Company to the Underwriters pursuant to this Agreement and to the Forward Counterparties pursuant to the Forward Sale Agreements, on the date hereof do not (A) violate the Governing Documents, (B) result in the breach of or a default under any of the Material Agreements, (C) violate any federal or California statute, rule or regulation applicable to the Company (other than federal or state securities laws or the Communications Act of 1934, as amended, or the rules, regulations, decisions and written policies of the FCC (the “FCC Rules”), which are addressed elsewhere in the opinion) or (D) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or California statute, rule or regulation applicable to the Company on or prior to the date hereof, except such that have been obtained or made or as may be required under state securities laws;
     (ix) The Registration Statement has become effective under the Act. With the Underwriters’ consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on August [          ], 2006 counsel confirms that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission;
     (x) The Registration Statement, as of the date it was declared effective, and the Pricing Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements for registration statements on Form S-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that counsel expresses no opinion with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, counsel will assume that the statements made in the Registration Statement and the Prospectus are correct and complete;
     (xi) The statements in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the captions “Business – Government Regulation” and “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders”, insofar as they purport to describe or summarize certain provisions of the agreements, statutes or regulations referred to therein, and “Underwriting”, insofar as they purport to describe or summarize certain provisions of this Agreement and the Forward Sale Agreements, are accurate descriptions or summaries in all material respects;
     (xii) The Company is not and, immediately after giving effect to the offering and sale of the Shares in accordance with this Agreement and the application by the Company of the proceeds thereof, if any, as described in the Pricing Prospectus and Prospectus under the caption “Use of Proceeds”, will not be required to register as an “Investment Company”, as such term is defined in the Investment Company Act;
     (xiii) Schedule I attached to the opinion includes all licenses, authorizations, and permits required under the Communications Act or the FCC Rules for the Company and its Subsidiaries to conduct their businesses as described in the Pricing Prospectus and the Prospectus;

each of the FCC Licenses is in full force and effect and there are no pending modifications or amendments to such FCC Licenses;
     (xiv) Except as described in the Pricing Prospectus and Prospectus, and other than rulemaking proceedings or similar proceedings generally affecting the commercial mobile radio services industry, to such counsel’s knowledge, there is no proceeding pending or threatened before the FCC against the Company or any of its Subsidiaries that hold FCC Licenses that is likely to result in a termination, revocation, material adverse modification or non-renewal of any FCC License;
     (xv) The execution and delivery by the Company of this Agreement and the Forward Sale Agreements, and the issuance and sale of the Shares, if any, by the Company to the Underwriters pursuant to this Agreement and to the Forward Counterparties pursuant to the Forward Sale Agreements, on the date hereof (i) do not violate the Communications Act or the FCC Rules and (ii) do not result in any termination, revocation, material adverse modification or non-renewal of any of the FCC Licenses; and
     (xvi) No authorization or approval or other action by, and no notice to or filing with, the FCC is required under the Communications Act in connection with the execution and delivery by the Company of this Agreement and the Forward Sale Agreements, or the issuance and sale of the Shares, if any, by the Company to the Underwriters pursuant to this Agreement or to the Forward Counterparties pursuant to the Forward Sale Agreements.
               In addition, Latham & Watkins LLP, counsel for the Company, shall have furnished to the Representatives the letter in the form attached as Annex II(c) hereto, addressed to the Underwriters and dated such Time of Delivery, in form and substance satisfactory to the Representatives.
     (d) On the date of the Prospectus at a time prior to the execution of this Agreement, and at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Representatives and the Forward Counterparties letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives and PricewaterhouseCoopers LLP, to the effect set forth in Annex III hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex III(a) hereto and a draft of the form of letter to be delivered at the Time of Delivery is attached as Annex III(b) hereto), and with respect to such letter dated the Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives and PricewaterhouseCoopers LLP;
     (e) i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the

Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the date as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering of the Shares on the terms and in the manner contemplated in the Prospectus;
     (f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded any debt securities or indebtedness of the Company by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or indebtedness;
     (g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq National Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq National Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere; if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering of the Shares on the terms and in the manner contemplated in the Prospectus;
     (h) The Shares reserved for issuance following physical settlement or net share settlement of each Forward Sale Agreement and the Shares, if any, to be sold by the Company pursuant to Section 13 hereof shall have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.
     (i) The Company shall have obtained and delivered to the Representatives executed copies of an agreement from each of the parties set forth on Schedule V, substantially to the effect set forth in Section 4(e) hereof in form and substance satisfactory to the Representatives;
     (j) The Company shall have complied with the provisions of Section 4(c) hereof with respect to the furnishing of prospectuses on the New York business day next succeeding the date of this Agreement; and
     (k) The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Representatives may reasonably request.
8. (a) The Company will indemnify and hold harmless each of the Underwriters, the Forward Counterparties and any affiliates of the Forward Counterparties acting on behalf of the Forward Counterparties in connection with the transactions contemplated herein against any losses, claims, damages or liabilities, joint or several, to which any of them, as applicable, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act; or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of them, as applicable, for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.
     (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. In addition, no indemnified party shall, without the written consent of the indemnifying party (such consent not to be unreasonably withheld, conditioned or delayed), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder.
     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, GSFM and Citibank on the other from the offering of the Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters, GSFM and Citibank on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters, GSFM and Citibank on the other shall be deemed to be in the same proportion as the maximum amount that may be paid in the aggregate (i) by GSFM to the Company under its Forward Sale Agreement (before deducting expenses), (ii) by Citibank to the Company under its Forward Sale Agreement (before deducting expenses) and (iii) to the Company in connection with the issuance and sale of any shares of Stock pursuant to Section 13 hereof, bears to the total underwriting discounts and commissions set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters, GSFM and Citibank on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have, including any liability to the Forward Counterparties and any affiliates of the Forward Counterparties acting on behalf of the Forward Counterparties in connection with the transactions contemplated under the Forward Sale Agreements, and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter, GSFM or Citibank within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.
9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Shares on the terms contained herein. If within thirty six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Company, the Representatives and their respective counsel may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares. Nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Time of Delivery relating to Optional Shares, the obligations of the Underwriters to purchase and of the Company to sell such Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person or affiliate of any Underwriter, including GSFM or Citibank, or the Company, or any officer or director or controlling person of the Company, and shall survive the offer and sale of the Shares.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent in care of the Representatives by mail, telex or facsimile transmission to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, fax: (212) 816-7912; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary.
     11. If this Agreement is terminated pursuant to Section 9 hereof, then the Company shall not be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but if for any other reason the Shares are not delivered by the

Company or the Forward Counterparties as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the offering and sale of the Shares but the Company shall then be under no further liability to the Underwriters with respect to the Shares except as provided in Sections 6 and 8 hereof.
     12. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, GSFM, Citibank and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, GSFM or Citibank, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
13. (a) The Company shall issue, sell and deliver, in whole but not in part a number of shares of Stock equal to the difference between the number of Firm Shares and the aggregate number of Borrowed Firm Shares with respect to the Forward Counterparties in the manner specified in Section 3(a) hereof. Each of the Representatives and the Company shall have the right to postpone the Time of Delivery for a period not exceeding one business day in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.
     (b) The Company shall issue, sell and deliver, in whole but not in part a number of shares of Stock equal to the difference between the number of Optional Shares and the aggregate number of Borrowed Optional Shares with respect to the Forward Counterparties in the manner specified in Section 3(b) hereof. Each of the Representatives and the Company shall have the right to postpone the Time of Delivery for a period not exceeding one business day in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.
     (c) Neither of the Forward Counterparties or its respective affiliates shall have any liability whatsoever for designating a number of Borrowed Firm Shares or Borrowed Optional Shares less than the maximum number of shares set forth on Schedule II, if and to the extent such designation is in compliance with Section 3(a) or Section 3(b) hereof, as applicable.
     14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     15. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii)

in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
     16. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     17. The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
     20. Notwithstanding anything herein to the contrary, the Company is authorized, subject to applicable law, to disclose to any persons the U.S. federal and state income tax treatment and tax structure of this transaction and any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to that treatment and structure or those benefits, without the Underwriters imposing any limitation of any kind.

Very truly yours,

Leap Wireless International, Inc.

By:
Name:
Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.

Citigroup Global Markets, Inc.
Acting on behalf of themselves and on behalf of the
several Underwriters listed on Schedule I hereto

Goldman Sachs Financial Markets, L.P.

Citibank, N.A.

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